Schedule A Dated July 30, 2016
To The
Expense Limitation Agreement Dated July 29, 2013
Between
Touchstone Strategic Trust and Touchstone Advisors, Inc.

FYE 3/31	Class	Expense Limit	Termination Date

Touchstone Flexible Income Fund	A	1.09%	July 30, 2017
	C	1.84%	July 30, 2017
	Y	0.84%	July 30, 2017
	Institutional	0.74%	July 30, 2017
Touchstone Focused Fund	A	1.20%	July 30, 2017
	C	1.95%	July 30, 2017
	Y	0.95%	July 30, 2017
	Institutional	0.83%	July 30, 2017
Touchstone Growth Opportunities Fund	A	1.24%	July 30, 2017
	C	1.99%	July 30, 2017
	Y	0.99%	July 30, 2017
	Institutional	0.89%	July 30, 2017
Touchstone International Growth Fund	A	1.32%	July 30,2017
	C	2.07%	July 30, 2017
	Y	1.07%	July 30, 2017
	Institutional	0.97%	July 30, 2017
Touchstone International Value Fund	A	1.34%	July 30, 2017
	C	2.09%	July 30, 2017
	Y	1.09%	July 30, 2017
	Institutional	0.99%	July 30, 2017
Touchstone Sustainability & Impact Equity Fund	A	1.24%	July 30, 2017
	B	1.99%	July 30, 2017
	C	1.99%	July 30, 2017
	Y	0.99%	July 30, 2017
	Institutional	0.89%	July 30, 2017
Touchstone Mid Cap Growth Fund	A	1.39%	July 30, 2017

	B	2.14%	July 30, 2017
	C	2.14%	July 30, 2017
	Y	1.14%	July 30, 2017
	Institutional	0.99%	July 30, 2017
Touchstone Sands Capital Emerging Markets Growth Fund	Y	1.49%	July 30, 2017
	Institutional	1.39%	July 30, 2017
Touchstone Small Cap Growth Fund	A	1.44%	July 30, 2017
	C	2.19%	July 30, 2017
	Y	1.19%	July 30, 2017
	Institutional	1.04%	July 30, 2017

This Schedule A to the Expense Limitation Agreement is hereby executed as of the date first set forth above.

TOUCHSTONE STRATEGIC TRUST

By: /s/ Terrie Widenheft

TOUCHSTONE ADVISORS, INC.

By: /s/ Terrie Widenheft
By: /s/ Steve Graziano